Exhibit 2.15

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                         RESORTQUEST INTERNATIONAL, INC.

                                       AND

                          ABBOTT REALTY SERVICES, INC.,

                            TOPS'L SALES GROUP, INC.

                                       AND

                         THE SHAREHOLDERS LISTED ON THE

                             SIGNATURE PAGES HERETO








                         DATED AS OF SEPTEMBER 11, 1998


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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I.    SALE AND TRANSFER OF STOCK; CLOSING; AGREEMENTS..................1
       1.1    Stock............................................................1
       1.2    Purchase Price; Escrowed Funds...................................1
       1.3    Employment Agreements and Consulting Agreements..................3
       1.4    Closing..........................................................3
       1.5    Closing Obligations..............................................3
       1.6    Buyer Stock Transfer Restrictions................................5
       1.7    Subscription Agreement...........................................6

ARTICLE II.   REPRESENTATIONS AND WARRANTIES OF SELLERS........................7
       2.1    Organization, Qualification, etc.................................7
       2.2    Subsidiaries.....................................................7
       2.3    Capitalization...................................................8
       2.4    Corporate Record Books...........................................8
       2.5    Title to Stock...................................................8
       2.6    Options and Rights...............................................9
       2.7    Authorization, Etc...............................................9
       2.8    No Violation; Consents and Approvals.............................9
       2.9    Financial Statements; Undisclosed Liabilities...................10
       2.10   Customer Deposits...............................................10
       2.11   Employees.......................................................10
       2.12   Absence of Changes..............................................11
       2.13   Contracts.......................................................12
       2.14   Real Estate and Personal Property Matters.......................15
       2.15   Litigation......................................................15
       2.16   Tax Matters.....................................................16
       2.17   Compliance with Regulations and Orders; Permits; Affiliations...17
       2.18   ERISA and Related Matters.......................................17
       2.19   Intellectual Property...........................................19
       2.20   Environmental Matters...........................................20
       2.21   Banking Arrangements............................................21
       2.22   Insurance.......................................................21
       2.23   Inventories.....................................................21
       2.24   Brokerage.......................................................21
       2.25   Improper and Other Payments.....................................22
       2.26   Financial Condition as of Effective Date........................22
       2.27   Disclosure......................................................22
       2.28   Significant Customers and Suppliers; Material
                        Plans and Commitments.................................22

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF BUYER ........................23
       3.1    Corporate Organization, Etc.....................................23
       3.2    Authorization, Etc..............................................23



                                        i


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       3.3    No Violation....................................................23
       3.4    Governmental Authorities........................................23
       3.5    Brokerage.......................................................24
       3.6    Disclosure......................................................24

ARTICLE IV.   COVENANTS OF THE COMPANIES AND THE SELLERS......................24
       4.1    Regular Course of Business......................................24
       4.2    Certain Restrictions............................................24
       4.3    Cash and Cash Equivalents.......................................25
       4.4    Interim Financial Information...................................25
       4.5    Full Access and Disclosure......................................25
       4.6    Fulfillment of Conditions Precedent.............................26
       4.7    Tax Returns.....................................................26
       4.8    No Solicitation or Negotiation..................................26
       4.9    Public Announcements............................................26
       4.10   Termination of Agreements.......................................27

ARTICLE V.    COVENANTS OF BUYER..............................................27
       5.1    Full Access and Disclosure......................................27
       5.2    Rule 145 Best Efforts...........................................27
       5.3    Release and Assumption of Guarantees............................27

ARTICLE VI.   OTHER AGREEMENTS................................................28
       6.1    Further Assurances..............................................28
       6.2    Consents........................................................28
       6.3    No Termination of Sellers' Obligations by Subsequent
                       Incapacity, Etc........................................28
       6.4    Confidentiality.................................................28
       6.5    Non Competition Covenant........................................29
       6.6    Non-disclosure; Confidentiality.................................31
       6.7    Buyer Stock Option Plan.........................................32
       6.8    Retention Bonuses to certain Cathedral Employees................33
       6.9    Subsequent Controlled Affiliate Properties......................33
       6.10   Information as to 401(k) Plans..................................33

ARTICLE VII.  CONDITIONS TO THE OBLIGATIONS OF THE BUYER......................33
       7.1    Representations and Warranties; Covenants and Agreements........33
       7.2    No Injunction...................................................33
       7.3    Third Party Consents............................................34
       7.4    Regulatory Approvals............................................34
       7.5    No Material Adverse Change......................................34
       7.6    Directors and Officers..........................................34
       7.7    Indebtedness....................................................34
       7.8    Due Diligence.  ................................................34
       7.9    FIRPTA Certificate..............................................34
       7.10   Sellers' Closing Documents......................................35


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       7.11   Hart-Scott-Rodino Act...........................................35
       7.12   Management Agreements...........................................35
       7.13   Termination of Certain Agreements and Plans.....................35
       7.14   Leased Premises.................................................35
       7.15   Grant of License................................................35

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF THE SELLERS....................35
       8.1    Representations and Warranties; Performance.....................35
       8.2    No Injunction...................................................36
       8.3    Purchase Price..................................................36
       8.4    Buyer's Closing Documents.......................................36

ARTICLE IX.   TERMINATION AND ABANDONMENT.....................................36
       9.1    Methods of Termination..........................................36
       9.2    Procedure Upon Termination......................................36
       9.3    Breakup Fee.....................................................37

ARTICLE X.    SURVIVAL OF TERMS; INDEMNIFICATION..............................37
       10.1   Survival; Knowledge.............................................37
       10.2   Indemnification by the Sellers..................................38
       10.3   Indemnification by Buyer........................................39
       10.4   Third Party Claims..............................................39
       10.5   Limitation on Indemnification...................................40
       10.6   Payment of Sellers' Indemnification Obligations.................41
       10.7   Survival of Indemnification.....................................42

ARTICLE XI.   MISCELLANEOUS PROVISIONS........................................42
       11.1   Amendment and Modification......................................42
       11.2   Entire Agreement................................................42
       11.3   Certain Definitions.............................................42
       11.4   Notices.........................................................48
       11.5   Exhibits and Schedules..........................................49
       11.6   Waiver of Compliance; Consents..................................49
       11.7   Assignment......................................................49
       11.8   Governing Law...................................................49
       11.9   Consent to Jurisdiction; Service of Process.....................49
       11.10  Injunctive Relief...............................................49
       11.11  Headings........................................................49
       11.12  Pronouns and Plurals............................................50
       11.13  Construction....................................................50
       11.14  Dealings in Good Faith; Best Efforts............................50
       11.15  Binding Effect..................................................50
       11.16  Delays or Omissions.............................................50
       11.17  Severability....................................................50
       11.18  Expenses........................................................50
       11.19  Attorneys' Fees.................................................50



                                       iii


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       11.20  Counterparts....................................................51
       11.21  Completion of Schedules or Exhibits.............................51







                                       iv


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                                    SCHEDULES

Schedule 1.2       Allocation of Purchase Price
Schedule 1.3       Employees and Consultants
Schedule 1.5       Converted Property Units
Schedule 2.1       Organization, Qualification, etc.
Schedule 2.2       Subsidiaries
Schedule 2.3       Authorized Capital Stock of each Company
Schedule 2.5       Title to Stock
Schedule 2.6       Options and Rights
Schedule 2.8       No Violations; Consents and Approvals
Schedule 2.9       Financial Statements; Undisclosed Liabilities
Schedule 2.10      Customer Deposits
Schedule 2.11      Employees
Schedule 2.13      Contracts
Schedule 2.14      Real Estate
Schedule 2.15      Litigation
Schedule 2.16      Tax Matters
Schedule 2.17      Compliance With Regulations and Orders; Permits; Affiliations
Schedule 2.18      Employee Benefits and Related Matters
Schedule 2.19      Intellectual Property
Schedule 2.20      Environmental Matters
Schedule 2.21      Banking Arrangements
Schedule 2.22      Insurance
Schedule 2.25      Improper and Other Payments
Schedule 2.28      Significant Customers and Suppliers; Material Plans and
                     Commitments
Schedule 3.5       Buyer's Broker
Schedule 4.1       Exceptions to Ordinary Course of Business
Schedule 4.2       Capital Expenditures
Schedule 4.10      Certain Agreements
Schedule 6.4       Confidentiality Agreement
Schedule 6.8       Employee Retention Bonuses
Schedule 7.7       Cathedral Group Creditors
Schedule 7.14      Leased Premises
Schedule 10.5(a)   Exceptions to the Buyer Indemnified Parties Indemnification



                                        v


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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 11, 1998 by and among RESORTQUEST INTERNATIONAL, INC., a Delaware corporation ("RQI"), or a wholly-owned direct or indirect subsidiary thereof ("Acquisition Sub"; Acquisition Sub and RQI are sometimes hereinafter referred to collectively as "Buyer"), TOPS'L SALES GROUP, INC., a Florida corporation ("Chapel"), ABBOTT REALTY SERVICES, INC., a Florida corporation ("Cathedral"; and together with Chapel, the "Companies"), and the stockholders listed on the signature pages hereto (collectively, the "Sellers").


                                    RECITALS

     WHEREAS, the members of the Cathedral Group are engaged in the business of providing vacation property rental services, including brokerage, sales and property management services (the "Services");

     WHEREAS, certain of the Sellers own all of the issued and outstanding shares of the capital stock of Cathedral (the "Cathedral Shares") and certain of the Sellers own all of the issued and outstanding shares of the capital stock of Chapel (the "Chapel Shares; and together with the Cathedral Shares, the "Companies Shares");

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Cathedral Shares and the Chapel Shares and thereby to acquire and to integrate the Cathedral Group into the Buyer's existing operations as a major provider of the Services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE I. SALE AND TRANSFER OF STOCK; CLOSING; AGREEMENTS

     1.1 Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers agree to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from the Sellers, all of the Sellers' right, title and interest in and to the Cathedral Shares and the Chapel Shares.

     1.2 Purchase Price; Escrowed Funds. The Purchase Price shall be an amount equal to Thirty-three Million Eight-Hundred Sixty-Two Thousand Dollars ($33,862,000) minus the Bonus Amount.

          (a) Closing. Subject to the satisfaction of the terms and conditions of this Agreement or waiver by Buyer in writing thereof, the Sellers shall receive at the Closing:

          (i) Cash in an amount equal to eighty percent (80%) of the Purchase Price, including without limitation the Interim Cash Deposit and, if made, the Additional Cash Deposit (collectively the "Closing Cash Consideration"), shall be paid by wire transfer of immediately available funds to one or more bank accounts designated by the Sellers' Representative; and

          (ii) A portion of the balance of the Purchase Price shall be paid by delivering to the Closing Escrow Agent, for the benefit of the Sellers and subject to the terms and conditions of the Closing Escrow Agreement (in the form attached hereto as EXHIBIT H), that number of fully paid and nonassessable shares of common stock of RQI, par value $.01 per share (hereinafter sometimes referred to as the "RQI Stock") equal to (A) $2,000,000 divided by (B) the average of the daily closing sales prices of RQI Stock as reported on the New York Stock Exchange - Composite Transactions for the ten (10) consecutive trading-day period ending on the second trading day prior to the Closing Date (the "Average Price") (the "Indemnification Stock "); and

          (iii) The remainder of the Purchase Price, after deducting the respective amounts of the Closing Cash Consideration and the Indemnification Stock (the "Remainder Amount"), shall be paid by delivering to the Sellers that number of shares of RQI Stock equal to the Remainder Amount divided by the Average Price (collectively the "Remainder Stock" and, with the Indemnification Stock, collectively the "Closing Stock Consideration").

          (b) Interim Escrow Agent. RQI shall, after approval of this Agreement and the transactions contemplated hereby (collectively the "Transaction") by RQI's Board of Directors and prior to RQI making a public announcement with respect to the Transaction, pay over and deliver to First Tennessee Bank National Association (the "Bank" and, in relation to the Interim Escrow Agreement, the "Interim Escrow Agent"), to be held and distributed pursuant to an Interim Escrow Agreement in the form attached hereto as
     EXHIBIT I, the sum of One Million Dollars ($1,000,000) (together with any interest accrued thereon, the "Interim Cash Deposit") which, at Closing, shall be paid to the Sellers as part of the Closing Cash Consideration. In the event that Buyer determines to extend the Proposed Closing Date beyond October 15, 1998, Buyer shall pay over and deliver to the Interim Escrow Agent an additional sum of One Million Dollars ($1,000,000)(together with any interest accrued thereon, the "Additional Cash Deposit"), to be held and distributed in accordance with the Interim Escrow Agreement, whereupon the Proposed Closing Date shall be and become November 15, 1998.

          (c) Closing Escrow Agent. The escrow agent under the Closing Escrow Agreement shall be the Bank (in relation to the Closing Escrow Agreement, the "Closing Escrow Agent").

          (d) Payment to Sellers; Fractional Shares. The Closing Cash Consideration (including without limitation the Interim Cash Deposit and, if applicable, the Additional Cash Deposit), the Indemnification Stock and the Remainder Stock shall be allocated among the Sellers in the respective portions or amounts set forth in SCHEDULE 1.2 hereto. In the event that the allocation of the Indemnification Stock or the Remainder Stock among the Sellers (as allocated for purposes of Closing or as allocated for distribution out of the Closing Escrow Agreement), results in any fractional shares, any such fractional share shall be rounded upward or downward to the nearest whole share prior to delivery thereof.

     1.3 Employment Agreements and Consulting Agreements. Simultaneously with the Closing, each of the individuals identified on SCHEDULE 1.3 as an "Employee" will enter into an employment agreement with Buyer in the form of EXHIBIT F hereto (collectively, the "Employment Agreements"), and each of the individuals identified on SCHEDULE 1.3 as a "Consultant" will enter into a consulting agreement with Buyer in the form of EXHIBIT G hereto (collectively the "Consulting Agreements"), in each case to be effective upon the Effective Date.

     1.4 Closing. Unless this Agreement is terminated in accordance with SECTION 9 hereof, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree St., Suite 3100, Atlanta, Georgia at 10:00 a.m. (local time) on the later of (i) October 15, 1998 (the "Proposed Closing Date") or (ii) the HSR Termination Date, or at such other time and place as the Buyer and Sellers' Representative may mutually agree (collectively the "Closing Date"). Subject to the provisions of SECTION 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.5 Closing Obligations. At the Closing:

          (a) Sellers will deliver to Buyer the following agreements, documents, opinion and certificates (hereinafter referred to as the "Sellers' Closing Documents"):

          (i) certificates, in genuine and unaltered form, representing, individually, their respective Cathedral Shares and Chapel Shares and, in the aggregate, representing all of the Cathedral Shares and all of the Chapel Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, for transfer to Buyer;

          (ii) the Employment Agreements and the Consulting Agreements, executed by the individuals identified on SCHEDULE 1.3;

          (iii) a Shareholder's certificate, substantially in the form of EXHIBIT A, executed by each of the Sellers;

          (iv) a General Release Agreement, substantially in the form of EXHIBIT B, executed by each of the Sellers;

          (v) the Closing Escrow Agreement, executed by each of the Sellers;

          (vi) a certificate of the Secretary of each of the Companies, substantially in the form of EXHIBIT C hereto ("Secretary's Certificate");

          (vii)  a  certificate   of  an  officer  of  each  of  the  Companies,
substantially in the form of EXHIBIT D hereto ("Officer's Certificate");

          (viii) evidence acceptable to Buyer, in its sole discretion, of the termination of the Cathedral Shareholder Agreement and any other shareholder or buy/sell agreement among the shareholders of any of the companies in the Cathedral Group;

          (ix) evidence acceptable to Buyer, in its sole discretion, that the Sellers (other than Andrews) have acquired all of the issued and outstanding shares of the capital stock of Abbott & Andrews Realty, Inc., a Florida corporation (the "A&A Shares") (and of any other Subsidiary of Cathedral) owned by any Person other than the Sellers (excluding Andrews), Cathedral or a wholly-owned direct or indirect Subsidiary of Cathedral, including without limitation the A&A Shares owned by Mr. Angus G. Andrews ("Andrews"), free and clear of any and all Liens, claims or other interests, and have contributed such shares to the capital of Cathedral;

          (x) evidence acceptable to Buyer, in its sole discretion, that the Controlled Affiliate Properties have become subject to written agreements between a member of the Cathedral Group and the respective owners of the Controlled Affiliate Properties which have terms of at least five (5) years from and after the Effective Date and are otherwise on terms acceptable to Buyer in its sole discretion;

          (xi) evidence acceptable to Buyer, in its sole discretion, that all of the Companies' indebtedness to creditors may be paid in full at any time without premium or penalty and that the creditors will release all Liens with respect thereto;

          (xii) credible evidence, reasonably acceptable to Buyer, that the Year 2000 Compliance program presently being implemented by the Cathedral Group with respect to certain software and applications will result in all embedded systems and control systems of the Cathedral Group being Year 2000 compliant not later than March 31, 1999;

          (xiii) evidence acceptable to Buyer, in its sole discretion, that each and all of the Properties listed and described in SCHEDULE 1.5 have become Converted Units;

          (xiv) evidence acceptable to Buyer, in its sole discretion, that the Destin Bank Debt has been satisfied in full;

          (xv) a letter of instruction to the Interim Escrow Agent, in a form mutually agreeable to the Sellers and the Buyer, executed by the Sellers, directing the Interim Escrow Agent to pay the Interim Cash Deposit and, if made, the Additional Cash Deposit, together with any interest thereon, to the Sellers as part of the Closing Cash Consideration (the "Joint Written Direction");

          (xvi) an agreement from each Seller, substantially in the form of EXHIBIT E hereto (the "Affiliate Agreements") executed by each of the Sellers;

          (xvii) a written waiver from each Seller (and any other shareholder or holder of any Options of the Cathedral Group) of any preemptive or other right to acquire additional shares of the capital stock of any of the Cathedral Group, in form and substance acceptable to Buyer;

          (xviii) an opinion of counsel to Sellers, Cathedral and Chapel, dated the Closing Date, in a form mutually agreed upon by the parties and from a firm acceptable to Buyer; and

          (xix) such other certificates, documents and agreements as Buyer may reasonably request.

          (b) Buyer will deliver to Sellers the following agreements, documents, opinion and certificates (hereinafter referred to as the "Buyer's Closing Documents"):

          (i) the Closing Cash Consideration, including without limitation the Interim Cash Deposit and, if made, the Additional Cash Deposit pursuant to instructions contained in a counterpart of the Joint Written Direction executed by Buyer, by wire transfer of immediately available funds to such account(s) as the Sellers' Representative may direct by written notice delivered to Buyer at least two (2) Business Days before the Closing Date;

          (ii) the Employment Agreements and the Consulting Agreements, executed by Buyer;

          (iii) the Closing Escrow Agreement, executed by Buyer;

          (iv) the Affiliate Agreements, acknowledged by Buyer;

          (v) a Secretary's Certificate, executed by Buyer;

          (vi) an Officer's Certificate, executed by Buyer;

          (vii) the Membership Letters, executed by Buyer; and

          (viii) an opinion of Smith, Gambrell & Russell, LLP, counsel to Buyer, dated the Closing Date, in a form mutually agreed upon by the parties.

     1.6 Buyer Stock Transfer Restrictions.

          (a) Transfer Restrictions; Affiliate Agreements. The Sellers acknowledge that each of them may be deemed to be an "affiliate" of the Companies, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Securities Act of 1933, as amended (the "Securities Act") which rule subjects such affiliates to certain limitations and restrictions with respect to the sale or transfer of certain stock. Accordingly, the Sellers agree that the RQI Stock and any and all other or additional shares of capital stock of RQI issued or delivered by RQI with respect to the RQI Stock, including, without limitation, any shares of capital stock of RQI issued or delivered as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction (collectively with the RQI Stock, the "Restricted RQI Stock") shall be subject to the conditions and restrictions set forth in this SECTION 1.6 and in the Affiliate Agreements to be executed by each of the Sellers contemporaneously herewith.

          (b) Restrictions on Transfer

          (i) Other than transfers to immediate family members who agree to be bound by the restrictions set forth in this SECTION 1.6 (or trusts for the benefit of family members of the Sellers, the trustees of which so agree), the Sellers shall not sell, assign, exchange, transfer, pledge, hypothecate, encumber, distribute or otherwise dispose of (collectively, "Transfer") any shares of Restricted RQI Stock received by the Sellers hereunder, except in compliance with (A) federal and state securities laws, rules and regulations (collectively, "Securities Laws") including, without limitation, Rule 145, and
(B) each Seller's Affiliate Agreement. The certificates evidencing the Restricted RQI Stock delivered to the Sellers pursuant to this Agreement shall bear a legend substantially in the form set forth in the Affiliate Agreement and shall contain such other information as RQI may deem necessary or appropriate.

          (ii) If any Seller desires to make a Transfer, the Seller shall first provide written notice thereof to RQI, together with the name of the broker or market maker through whom such Seller desires to make the Transfer. As soon as reasonably practicable, but not more than three (3) business days, after receipt of such notice by RQI, RQI shall either (i) permit such Seller to use his or her broker or market maker, or (ii) designate in writing to such Seller the names and other pertinent information of at least two other brokers or market makers who actively make a market of RQI Stock and through whom the Transfer may be made (subject to Rule 145 limitations and restrictions on resale, as applicable). RQI shall not record a Transfer upon its books of any shares of Restricted RQI Stock unless prior thereto RQI shall have received from counsel to such Seller, reasonably acceptable to RQI, an opinion of such counsel, in form and substance satisfactory to RQI that such Transfer is in compliance with this SECTION 1.6 and Rule 145 or registered under the Securities Act.

          (iii) With respect to the Restricted RQI Stock, RQI shall pay (A) any and all New York Stock Exchange listing fees and (B) any stock brokerage or other fees, if any, related to the issuance and delivery of the Restricted RQI Stock at Closing.

     1.7 Subscription Agreement. Prior to the Closing, each of the Sellers shall prepare, execute and deliver a copy of the Subscription Agreement, Questionnaire and Investment Representation, attached hereto as EXHIBIT J.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Sellers, Cathedral and Chapel, jointly and severally, make the following representations and warranties to Buyer, each of which shall be deemed material (and Buyer, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding independent investigation, if any). References in this ARTICLE 2 to the Cathedral Group shall be deemed to relate to each member thereof and the information to be provided in the Schedules hereto for the Cathedral Group shall be set forth by company:

     2.1 Organization, Qualification, etc.

          (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets.

          (b) Each of the Companies is duly qualified, licensed or admitted to do business and in good standing in the jurisdictions set forth on SCHEDULE
     2.1 attached hereto, which, to the Knowledge of any Seller or either Company, are the only jurisdictions in which the conduct of its business, the ownership, operation or leasing of its properties and assets, or the transactions contemplated by this Agreement, require it to be so qualified, licensed or admitted, except for those jurisdictions in which such failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect. Neither of the Companies conducts, transacts or solicits business in any state or jurisdiction except those listed in SCHEDULE 2.1 hereto.

          (c) True, complete and correct copies of each Company's articles of incorporation and by-laws (collectively, the "Charter Documents"), as presently in effect, are attached to SCHEDULE 2.1.

     2.2 Subsidiaries.

          (a) Except as set forth on SCHEDULE 2.2, neither of the Companies has any Subsidiaries or any investment or other interest in, or any outstanding loan or advance to or from, any Person, including any officer, director, shareholder or Affiliate.

          (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation identified in SCHEDULE 2.2, and has full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SCHEDULE 2.2, which, to the Knowledge of any Seller or either Company, are the only jurisdictions in which the ownership, operation or leasing of such Subsidiary's properties and assets, the conduct or nature of its business, or the consummation of the transactions contemplated herein makes such qualification, licensing or admission necessary, except for those jurisdictions in which such failures to be qualified, licensed or admitted and in good standing would not have a Material Adverse Effect.

          (c) SCHEDULE 2.2 lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in
     SCHEDULE 2.2, (i) all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by one of the Companies or Subsidiaries wholly owned by one of the Companies free and clear of all Liens and (ii) there are no outstanding Options with respect to any Subsidiary.

          (d) The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in SCHEDULE 2.2.

          (e) Sellers have prior to the execution of this Agreement delivered to Buyer true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof. The corporate minute books of each Subsidiary have been made available to Buyer, are complete and correct and contain all of the proceedings of the shareholders and directors of each such Subsidiary.

     2.3 Capitalization. SCHEDULE 2.3 sets forth, as of the date hereof, the authorized capital stock of each Company, the par value and the number of issued and outstanding shares thereof. The Cathedral Shares and the Chapel Shares constitute all of the issued and outstanding shares of capital stock of the Cathedral and Chapel, respectively. All of the issued and outstanding Cathedral Shares and Chapel Shares have been duly authorized and validly issued, and fully paid and non-assessable, and were offered, issued, sold and delivered by such company in compliance with all applicable state and federal securities laws. The stock record books of each of the Companies have been delivered to Buyer for inspection prior to the date hereof and each is true, complete and correct.

     2.4 Corporate Record Books. The corporate minute books of each of the Companies have been made available to Buyer, are complete and correct and contain all of the proceedings of the shareholders and directors of each Company.

     2.5 Title to Stock. All of the issued and outstanding shares of the capital stock of the each of the Companies are and immediately prior to Closing will be owned beneficially and of record by the Sellers in the amounts and as set forth on SCHEDULE 2.5 hereto, free and clear of all Liens. Upon delivery to each Seller by Buyer of such Seller's pro rata share of the Purchase Price at the Closing, each Seller will convey, and Buyer will own and hold, good and marketable title to the Cathedral Shares and the Chapel Shares, free and clear of any and all Encumbrances or contractual restrictions or limitations whatsoever.

     2.6 Options and Rights. Except as otherwise described on SCHEDULE 2.6 hereto, there are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which the either of the Companies is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock (collectively, the "Options"). There are no agreements, arrangements or understandings between any Seller, either of the Companies and any other Person regarding the Cathedral Shares or the Chapel Shares (or the transfer, disposition, holding or voting thereof). To the extent any Seller has any preemptive or other right to acquire any Shares of the capital stock of either of the Companies, (i) such rights are described in
     SCHEDULE 2.6 and (ii) such Seller hereby waives any such preemptive or other right and shall deliver a separate written waiver thereof.

     2.7 Authorization, Etc. Each of the Companies has full corporate power and authority and each of the Sellers has full legal right, power and capacity to enter into this Agreement and the agreements and documents contemplated hereby and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements, documents, instruments and certificates contemplated herein or related hereto (the "Ancillary Documents") and the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of each of the Companies and no other corporate proceedings on its part are necessary to authorize this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Each of the Sellers was represented by and had the benefit of legal counsel who participated in the preparation and negotiation of this Agreement. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and each of the Ancillary Documents shall constitute the legal, valid and binding obligation of each of the Companies and each Seller party hereto and thereto, enforceable against each such party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles.

     2.8 No Violation;  Consents and Approvals.  Except as set forth on SCHEDULE
     2.8 hereto, the execution and delivery by each of the Companies and the Sellers of this Agreement, the Ancillary Documents to which each is a party and the fulfillment of and compliance with the respective terms hereof and thereof by each of the Companies and the Sellers do not and will not, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of either of the Companies pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Authority or other third party (including, without limitation, any creditor, customer or supplier) pursuant to, the Charter Documents of either of the Companies or any Regulation, Order or Contract to which any of the Companies or Sellers is subject. Each of the Companies and each of the Sellers has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Ancillary Documents to which each is a party and the transactions contemplated hereby and thereby. None of the Companies or Sellers is required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by any of the Companies or Sellers in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

     2.9 Financial Statements; Undisclosed Liabilities.

          (a) Financial Statements. Attached as SCHEDULE 2.9 hereto are the following financial statements of the Cathedral Group: (i) unaudited consolidated balance sheets as of March 31, 1995, March 31, 1996 and March 31, 1997 (each a "Balance Sheet" and collectively, the "Balance Sheets";
     (ii) unaudited consolidated statements of income, changes in stockholders equity and cash flow and related schedules thereto for the fiscal years ended March 31, 1995, 1996 and 1997 (the "Related Statements"); and (iii) an unaudited consolidated balance sheet as of and the statement of revenues and expenses and the related schedules thereto for the four (4) month period ended, July 31, 1998 (the "Interim Financial Statements" and, collectively with the Balance Sheets and the Related Statements, the "Financial Statements"). The Financial Statements (x) were prepared in accordance with GAAP, (y) fairly present in all material respects the financial position, condition and results of operations of the Cathedral Group at the respective dates thereof (except as stated therein or in the notes or schedules thereto) applied on a consistent basis, and (z) were compiled from the books and records of the Cathedral Group regularly maintained by management and used to prepare the financial statements thereof.

          (b) Undisclosed Liabilities. Except as set forth on SCHEDULE 2.9 attached hereto, none of the Cathedral Group has any liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, in excess of $1,000 for any single undisclosed liability or $20,000 for all such undisclosed liabilities.

     2.10 Customer Deposits.

     The Deposits are held by the Cathedral Group in segregated and separately identified bank accounts as set forth on SCHEDULE 2.10 by company and are not commingled with cash or other property thereof.

     2.11 Employees.

          (a) Attached as SCHEDULE 2.11 hereto is an accurate list showing all officers, directors and key employees of the Cathedral Group, listing by company all employment agreements with such officers, directors and key employees and the annual rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the end of such company's most recent fiscal year (the "Balance Sheet Date") and (ii) as of the date hereof. Attached to
     SCHEDULE 2.11 are true, complete and correct copies of any employment agreements for persons listed on SCHEDULE 2.11. Since the Balance Sheet Date, there have been no increases in the compensation or benefits payable to or to become payable to, or any special bonuses, to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis and in amounts consistent with past practices and amounts, except as set forth on SCHEDULE 2.11. Except as set forth on
     SCHEDULE 2.11, no Seller is related by blood or marriage to, or otherwise affiliated with, any person listed on SCHEDULE 2.11.

          (b) Set forth on SCHEDULE 2.11 hereto is, as of the date hereof, the approximate number of employees for the Cathedral Group by company. To the Knowledge of any Seller or either Company, the Cathedral Group has been for the past four years, and currently is, in compliance in all material respects with all Federal, State and local Regulations and Orders affecting employment and employment practices applicable thereto, including, without limitation, those Regulations promulgated by the Equal Employment Opportunity Commission, and those relating to terms and conditions of employment and wages and hours. Except as set forth on SCHEDULE 2.11: (i) the Cathedral Group is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union; (ii) no employees of the Cathedral Group are represented by any labor or trade union or covered by any collective bargaining agreement with the Cathedral Group; (iii) no campaign to establish such representation is in progress; and (iv) there is no pending or, to the Knowledge of any Seller or either Company, threatened labor dispute involving the Cathedral Group and any group of its employees nor has the Cathedral Group experienced any labor interruptions over the past three years. The Cathedral Group believes its relationship with employees to be good.

          (c) SCHEDULE 2.11 hereto sets forth an accurate list by company of all of the Permits, including, without limitation, real estate, liquor, hospitality and other business licenses or permits held by any officer, director or employee of the Cathedral Group and required for, or used in, the conduct of the businesses of the Cathedral Group.

     2.12 Absence of Changes. Since the date of the most recent Balance Sheet, the Cathedral Group has conducted its business only in the Ordinary Course of Business and there has not been: (a) any Material Adverse Change; (b) any material damage, destruction or loss, whether covered by insurance or not, with regard to the Cathedral Group's properties and business; (c) any payment by the Cathedral Group to, or any notice to or acknowledgment by the Cathedral Group of any amount due or owing to, the Cathedral Group's self-insured carrier, if any, in connection with any self-insured amounts or liabilities under health insurance covering employees of the Cathedral Group, in each case, in excess of a reserve therefor on the most recent Balance Sheet and in the Interim Financial Statements; (d) any amendment or change in the Cathedral Group's authorized or issued capital stock, or Charter Documents; (e) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of, the capital stock of the Cathedral Group, any purchase, retirement, redemption or other acquisition of, any grant of any stock option, warrant or other right to purchase shares of, or the grant of any registration rights with respect to, the capital stock of the Cathedral Group; (f) any cancellation of, or agreement to cancel any indebtedness or obligation owing to the Cathedral Group in excess of $5,000 on an individual basis or $10,000 in the aggregate; (g) any amendment, modification or termination of any existing Permits or Contracts, or entering into any new Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of the Cathedral Group; (h) to the Knowledge of any Seller or either Company, any entry into any material Contract not in the Ordinary

     Course of Business, including, without limitation, relating to any borrowing, capital expenditure or the sale or purchase of any property, rights, or assets or any options or similar agreements with respect to the foregoing; (i) to the Knowledge of any Seller or either Company, any disposition by the Cathedral Group of any material asset; (j) to the Knowledge of any Seller or either Company, any adverse change in any Contract or relationship with any customer or supplier the sales patterns, pricing policies, accounts receivable or accounts payable relating to the Cathedral Group; (k) any write-down of the value of any inventory having an aggregate value in excess of $5,000, or write-off, as uncollectible, of any notes, trade accounts or other receivables having an aggregate value in excess of $5,000; (l) any change by the Cathedral Group in accounting methods or principles; or (m) any material change in the cash and cash equivalents of the Cathedral Group from the amounts shown on the balance sheet as of the date of the Interim Financial Statements.

     2.13 Contracts.

          (a) Listed by company on SCHEDULE 2.13 are summary descriptions of all written contracts, commitments and similar agreements to which the
     Cathedral Group is a party or by which it or any of its properties are bound as of the date hereof and, in each case, has delivered true, complete and correct copies of the following such agreements to Buyer, including, without limitation, the following:

          (i) Contracts relating to any services provided by the Cathedral Group including, without limitation, property management, real property rentals and sales, homeowners association management representation and any other contracts relating to real property services;

          (ii) pension, profit sharing, bonus, retirement, stock option, stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in SCHEDULE 2.18 hereto), or any Contract with any labor union;

          (iii) Contracts relating to brokerage, consulting, independent contractor and other similar agreements for the payment of compensation, not terminable on notice of 30 days' or less by the Cathedral Group without penalty or other financial obligation (and, except as set forth on SCHEDULE 2.11, no officer or employee of the Cathedral Group receives total salary, bonus and other compensation from the Cathedral Group of $25,000.00 or more per annum);

          (iv) Contracts relating to any joint ventures, partnerships and investments;

          (v) Contracts containing covenants or agreements limiting the freedom of the Cathedral Group or any of its employees to compete in any line of business presently conducted by the Cathedral Group with any Person or to compete in any such line of business in any area;

          (vi) Contracts with any Affiliate of the Cathedral Group, any Seller or with any Affiliate or relative of any Seller;

          (vii) Contracts relating to or providing for loans to officers, directors, employees or Affiliates;

          (viii) Contracts under which the Cathedral Group has advanced or loaned, or is obligated to advance or loan, funds to any Person;

          (ix) Contracts relating to the incurrence, assumption or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including, without limitation, any loan agreement, indemnity, bonds, mortgages, notes or letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of the Cathedral Group;

          (x) Contracts relating to the guarantee or endorsement of any obligation;

          (xi) Contracts under which the Cathedral Group is lessee of or holds or operates any property, real or personal, owned by any other party;

          (xii) Contracts pursuant to which the Cathedral Group is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Cathedral Group;

          (xiii)  assignments,  licenses,  indemnifications  and Contracts  with
respect  to  any  intangible  property  (including,   without  limitation,   any
Intellectual Properties);

          (xiv) warranty Contracts with respect to services rendered (or to be rendered);

          (xv) Contracts for, or with, any telephone switch, long distance or toll-free telephone providers;

          (xvi) Contracts with central reservation or resort booking systems;

          (xvii) override agreements with travel agencies, other customers or suppliers;

          (xviii) Contracts which prohibit, restrict or limit in any way the payment of dividends or distributions by the Cathedral Group;

          (xix) Contracts under which it has granted any Person any registration rights (including piggyback and demand rights) with respect to any securities;

          (xx) Contracts for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise;

          (xxi)  Contracts  with  independent   agents,   brokers,   dealers  or
distributors;

          (xxii) sales, commissions, advertising or marketing Contracts;

          (xxiii) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

          (xxiv) Contracts with Persons with which, directly or indirectly, any Seller also has a Contract;

          (xxv)   Governmental   Contracts   subject   to   redetermination   or
renegotiation; or

          (xxvi) any other Contract which is material to the Cathedral Group's operations or business prospects, except those which (x) were made in the Ordinary Course of Business, and (y) are terminable on 30 days' or less notice by the Cathedral Group without penalty or other financial obligation.

          (b) Except as set forth on SCHEDULE 2.8, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby. To the Knowledge of any Seller or either Company, none of the Cathedral Group is rendering performance under the terms of any oral agreements.

          (c) Each Contract  identified or required to be identified in SCHEDULE
     2.13 hereof is in full force and effect and is valid and enforceable in accordance with its terms. The Cathedral Group has performed in all material respects all obligations required to be performed by it and (i) to the Knowledge of any Seller or either Company, is not in default in any respect under or in breach of, and (ii) is not in receipt of any claim of default or breach under any Contract listed on SCHEDULE 2.13. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Cathedral Group is subject (including without limitation all performance bonds, warranty obligations or otherwise). The Cathedral Group does not have any present expectation or intention of not fully performing all such obligations. The Cathedral Group does not have any knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

          (d) Copies of all Contracts and documents delivered and to be delivered hereunder by the Sellers or the Cathedral Group are and will be true, correct and complete copies of such agreements, contracts and documents.

     2.14 Real Estate and Personal Property Matters.

          (a) SCHEDULE 2.14 hereto sets forth a description by company of all real property owned or leased by the Cathedral Group, including the location/address of the property, the purpose for which the property is used, whether it is income generating property, the amount of debt on the owned property, and the lessor, term and monthly lease payments (including percentage rent, escalation and other such contingent rental payments) with respect to leased property.

          (b) The Cathedral Group has good and marketable title to all of the properties and assets reflected in the balance sheet as of the date of the Interim Financial Statements or acquired after the date thereof, other than properties sold or otherwise disposed of since the date thereof in the
     Ordinary Course of Business, free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or other encumbrances that do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheets included in Financial Statements or the notes thereto.

          (c) The Cathedral Group owns, and will on the Effective Date own, good and marketable title to all the personal property and personal assets, tangible or intangible, used in its business except as to those assets leased, all of which leases are in good standing and no party is in default thereunder. Except as set forth on SCHEDULE 2.14, none of the assets belonging to or held by the Cathedral Group is or will be on the Effective Date subject to any (i) Contracts of sale or lease, or (ii) Liens. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Cathedral Group in the conduct of its business is in good operating condition and repair, ordinary wear and tear excepted.

          (d) There has not been since the date of the most recent Balance Sheet, and will not be prior to the Effective Date, any sale, lease, or any other disposition or distribution by the Cathedral Group of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the Ordinary Course of Business or as otherwise consented to by Buyer. On and after the Effective Date, the Cathedral Group, as direct or indirect wholly-owned subsidiaries of Buyer, will own, or have the unrestricted right to use, all properties and assets that are currently used in connection with the business thereof.

     2.15 Litigation. Except as set forth on SCHEDULE 2.15, there is no Claim pending or, to the Knowledge of any Seller or either Company, threatened against, relating to or affecting any of the Sellers, the Cathedral Group or any of the assets or properties of the Cathedral Group nor is there any Order outstanding against any of the Sellers, the Cathedral Group or any of the assets or properties of the Cathedral Group.

     2.16 Tax Matters.

          (a) The Cathedral Group has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively, the "Tax Returns") required to be filed with any federal, state, local or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which the Sellers or the Cathedral Group may be a party. All Taxes required or anticipated to be paid for all periods prior to and including the Effective Date have been paid or are adequately provided for in the Financial Statements, including any of the Cathedral Group's Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by the Cathedral Group have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Cathedral Group except for Liens for Taxes not yet due and payable. Neither the Sellers nor the Cathedral Group has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code") in all material respects.

          (b) No audit of the Cathedral Group or the Cathedral Group's Tax Returns by any Taxing Authority is currently pending or threatened, and, except as set forth on SCHEDULE 2.16, no issues have been raised by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Cathedral Group which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Cathedral Group on the Tax Returns filed by or on behalf of the Cathedral Group for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to Buyer, state accurately the information requested with respect to the Cathedral Group and such information was derived from the books and records of the Cathedral Group.

          (c) The Cathedral Group has not made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

          (d) Except for Chapel, none of the Cathedral Group is a Subchapter S corporation and has not been, within the five-year period prior to the Closing, a Subchapter S corporation. Chapel is, and has been since its incorporation, a Subchapter S corporation.

     2.17 Compliance with Regulations and Orders; Permits; Affiliations.

          (a) Compliance. To the Knowledge of any Seller or either Company, the Cathedral Group is presently complying with all applicable Regulations and Orders of Authorities in respect of its operations, equipment, practices, real property, plants, structures and other properties, and all other aspects of its business and operations, including, without limitation, all Regulations and Orders relating to the safe conduct of business, hazardous waste, environmental protection, handicapped access, fair housing, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor, to the Knowledge of any Seller or either Company, are there any Claims threatened, nor have the Sellers or the Cathedral Group received any written notice, regarding any violations of, or defaults under, any Regulations and Orders enforced by any Authority claiming jurisdiction over the Cathedral Group, including, without limitation, any requirement of OSHA, any pollution and environmental control agency (including air and water) or the agencies having responsibility for the Real Estate Settlement Procedures Act, the Fair Housing Act, Americans With Disabilities Act, or any similar regulations.

          (b) Permits. SCHEDULE 2.17 hereto sets forth by company all of the Cathedral Group's permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "Permits") from all Authorities. To the Knowledge of any Seller or either Company, the Permits listed on
     SCHEDULE 2.17 are the only Permits that are required for the Cathedral Group to conduct its business as presently conducted. Each such Permit is valid and in full force and effect and, to the Knowledge of any Seller or either Company, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

          (c) Affiliations. SCHEDULE 2.17 attached hereto sets forth all industry affiliations and memberships of the Sellers and the Cathedral Group by company in any business or industry group relating to the operation of the Cathedral Group (collectively, the "Business Groups"). None of the Cathedral Group nor any of the Sellers is in violation of any Regulation, Order, rule or requirement with respect to any such Business Group. Except as set forth on SCHEDULE 2.17, no consent of any such Business Group is required for the Cathedral Group and the Sellers to consummate the transactions contemplated by this Agreement.

     2.18 ERISA and Related Matters.

          (a) Benefit Plans;  Obligations  to Employees.  Except as set forth in
     SCHEDULE 2.18 hereto, none of the Cathedral Group, nor any ERISA Affiliate of the Cathedral Group, is a party to or participates in or has any liability or contingent liability with respect to:

          (i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multi-employer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

          (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

          (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability.

          Any plan,  arrangement or agreement  required to be listed on SCHEDULE
     2.18 for which any Seller or any ERISA Affiliate of any Seller may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Cathedral Group would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

          (b) Plan Documents and Reports. A true, correct and complete copy of each of the Benefit Plans listed on SCHEDULE 2.18, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, is attached to SCHEDULE
     2.18.  In the case of any

     Benefit Plan that is not in written form, Buyer has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true, correct and complete copy of: (i) the three most recent annual reports and accompanying schedules; (ii) the three most recent actuarial reports; (iii) the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable; (iv) a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan; (v) all documents establishing, creating or amending any Benefit Plan; (vi) all trust agreements, funding agreements, insurance contracts and investment management agreements; (vii) all financial statements and accounting statements and reports, investment reports and actuarial reports for each of the last seven years; (viii) any and all other reports, returns, filings and material correspondence with any Governmental Authority in the last seven years; (ix) all booklets, summaries, descriptions or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Benefit Plan; (x) all professional opinions (whether or not internally prepared) with respect to each Benefit Plan; and
     (vii) all material internal memoranda concerning each Benefit Plan prepared within the last seven years, has been supplied to Buyer by the Cathedral
     Group, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

          (c) Compliance with Laws; Liabilities. Except as set forth on SCHEDULE 2.18, the Cathedral Group is in compliance in all material respects with the terms of all of its Benefit Plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other Regulations and Orders applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Cathedral Group nor any ERISA Affiliate of the Cathedral Group has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the most recent Balance Sheet provided to Buyer and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

     2.19 Intellectual Property.

          (a) Except as set forth on SCHEDULE 2.19,  the Cathedral  Group has no
     trade  name,   service  mark,   patent,   copyright,   trademark  or  other
     Intellectual Property related to its business.

          (b) The Cathedral Group has the right to use the Intellectual Property listed in SCHEDULE 2.19, and except as otherwise set forth therein, the Intellectual Property is, and will be on the Effective Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or, to the Knowledge of any Seller or either Company, threatened, against the Sellers or the Cathedral Group that the Cathedral Group's use of any of the Intellectual Property listed on SCHEDULE 2.19 infringes the rights of any Person. The Sellers (i) have no knowledge of any use of any of the Intellectual Property constituting an infringement thereof, and (ii) have no right, claim or interest in or to any of the Intellectual Property.

          (c) Except as set forth on SCHEDULE 2.19 hereto, the Cathedral Group is not a party in any capacity to any franchise, license or royalty agreement respecting any of the Intellectual Property and there is no conflict with the rights of others in respect to any of the Intellectual Property now used in the conduct of its business.

          (d) The current software applications used by the Cathedral Group in the operation of its business are set forth and described on SCHEDULE 2.19 hereto (the "Software"). Except as set forth on SCHEDULE 2.19, all of the Software used by the Cathedral Group for applications commonly referred to as "Front Office, Back Office, Inventory Management, Reservations and Guest Services" complies with the necessary requirements to function efficiently in and after the year 2000. The Software, to the extent it is licensed from any third party licensor or it constitutes "off-the-shelf" software, is held by the Cathedral Group under valid, binding and enforceable licenses and is fully transferable to Buyer without any third party consent. To the Knowledge of any Seller or either Company, all of the Cathedral Group's computer hardware has validly licensed software installed therein. None of the Cathedral Group has sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

     2.20 Environmental Matters. Except as disclosed in SCHEDULE 2.20: (i) to the Knowledge of any Seller or either Company, neither the Cathedral Group's business nor the operation thereof violates any applicable Environmental Law, and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Effective Date, which results in or could result in a claim against the Cathedral Group or Buyer or creates or could create a liability or loss for the Cathedral Group or Buyer) exists or has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (ii) to the Knowledge of any Seller or either Company, the Cathedral Group is in possession of all Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Cathedral

     Group's business (or any part thereof), and the Cathedral Group is in full compliance with all of the requirements and limitations included in such Environmental Permits; (iii) to the Knowledge of any Seller or either Company, the Cathedral Group has not stored or used any Hazardous Material on or at any property or facility now or previously owned, leased or operated by the Cathedral Group except for inventories of chemicals which are used or to be used in the Ordinary Course of Business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so called "Right to Know" laws); (iv) the Cathedral Group has not received any notice from any Authority or other Person that the Cathedral Group's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Materials at, on or beneath any property or facility now or previously owned, leased or operated by the Cathedral Group, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (v) the Cathedral Group is not the subject of any Claim by any Authority or other Person involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Cathedral Group;
     (vi) to the Knowledge of any Seller or either Company, the Cathedral Group has not buried, dumped, disposed, spilled or released any Hazardous Materials on, beneath or adjacent to any property or facility now or previously owned, leased or operated by the Cathedral Group or any property adjacent thereto; (vii) to the Knowledge of any Seller or either Company, no property or facility now or previously owned, leased or operated by the Cathedral Group, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (viii) to the Knowledge of any Seller or either Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now or previously owned, leased or operated by the Cathedral Group; (ix) to the Knowledge of any Seller or either Company, the Cathedral Group has not directly transported or directly arranged for the transportation of any Hazardous Materials to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of any enforcement action or other investigation by any Authority which may lead to material Claims against the Cathedral Group for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (x) to the Knowledge of any Seller or either Company, there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by the Cathedral Group. To the Knowledge of any Seller or either Company, the Cathedral Group has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

     2.21 Banking Arrangements. SCHEDULE 2.21 attached hereto sets forth by company the name of each bank in or with which the Cathedral Group has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as may be disclosed in the Financial Statements or on SCHEDULE 2.21 hereto, the Cathedral Group has no liability or obligation relating to funds or money borrowed by or loaned to the Cathedral Group (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

     2.22 Insurance. SCHEDULE 2.22 attached hereto sets forth by company a list and brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by the Cathedral Group as of the date hereof, as well as a schedule of Claims filed with the Cathedral Group's current insurance carrier, including a history of such Claims and a description and estimated dollar amount of any unresolved Claims. To the Knowledge of any Seller or either Company, such policies are valid, outstanding and enforceable policies, as to which all premiums due have been paid. Except as disclosed on SCHEDULE 2.15, none of the Cathedral Group nor the Sellers know of any state of facts, or of the occurrence of any event which might reasonably (a) form the basis for any claim against the Cathedral Group not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or
     (b) result in material  increase  in  insurance  premiums of the  Cathedral
     Group.

     2.23 Inventories. The inventories, if any, reflected on the audited balance sheets included in the Financial Statements, and the inventories held by the Cathedral Group on the date hereof, (i) consists of a quality and quantity usable and salable in the Ordinary Course of Business of the Cathedral Group, except as reserved in the Financial Statements, and (ii) have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof). All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements, in this Agreement or the Schedules attached hereto. The Cathedral Group is not aware of any Material Adverse Changes affecting the supply of inventory available to the Cathedral Group, and, to the Knowledge of any Seller or either Company, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

     2.24 Brokerage. None of the Cathedral Group nor any Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Cathedral Group or any Seller, or from Buyer or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     2.25 Improper and Other Payments. Except as set forth on SCHEDULE 2.25 hereto, to the Knowledge of any Seller or either Company: (a) none of the Cathedral Group, any director, officer, employee thereof, nor, to the Knowledge of any Seller or either Company, any agent or representative of the Cathedral Group nor any Person acting on behalf of any of them, (i) has made, paid or received any contribution, gift, bribe, rebate, payoff, influence payment, kickbacks or other similar payments to or from any Person or Authority, whether in money, property or services (1) to obtain favorable treatment in securing business, (2) to pay for favorable treatment for business secured, (3) to obtain special concessions or for special concessions already obtained, or (4) in violation of any Regulation or Order or (ii) established or maintained a fund or asset that has not been recorded on the books and records of the Cathedral Group; (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate; (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and (d) the internal accounting controls of the Cathedral Group are believed by the Cathedral Group's management to be adequate to detect any of the foregoing under current circumstances.

     2.26 Financial Condition as of Effective Date. The Cathedral Group has, and as of the Effective Date will have, a positive cash balance on a book basis and bank balance basis net of any and all outstanding checks or drafts, and fully funded all Deposits in cash or cash equivalents which are segregated in separately identified bank accounts and not commingled with any funds of the Cathedral Group; provided, however, that none of the foregoing provisions shall be construed to authorize or permit any transfer or distribution of any property or money by the Cathedral Group which would be prohibited, conditioned or limited by another provision of this Agreement. For purposes of this SECTION 2.26 and as used elsewhere in this Agreement, "Deposits" shall mean and include each and all of the following: (a) the aggregate monetary deposits received by the Cathedral Group from clients or customers (collectively "Clients") to secure such persons' obligations with respect to future rentals or equivalent or related obligations; (b) without duplication, the aggregate amount of all deposits for damage, cleaning, telephone charges and similar amounts received from Clients as security for such expenses; and (c) without duplication, the aggregate amount of all money, funds or other property which is held in escrow by the Cathedral Group, or which the Cathedral Group holds as agent or trustee, for the benefit of any other person.

     2.27 Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared by or at the instructions of Sellers, for or supplied to Buyer by or on behalf of the Sellers or the Cathedral Group with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

     2.28 Significant Customers and Suppliers; Material Plans and Commitments. Set forth by company on SCHEDULE 2.28 hereto is an accurate list of the customers and suppliers of the Cathedral Group, representing 5% or more of the Cathedral Group's annual revenues as of the Balance Sheet Date and the date of the Interim Financial Statements. Except to the extent set forth on
     SCHEDULE 2.28, none of the Cathedral Group's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the Knowledge of any Seller or either Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Cathedral Group. The Cathedral Group has also set forth on SCHEDULE
     2.28 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payments of more than $25,000 by the Cathedral Group.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers as follows:

     3.1 Corporate Organization, Etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

     3.2 Authorization, Etc. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of Buyer has duly authorized the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby, and no other corporate proceedings on its part are necessary to authorize this
     Agreement, such Ancillary Documents and the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and the Ancillary Documents to which Buyer is a party shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

     3.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer, do not and will not (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of Buyer, or any Regulation to which Buyer is subject, or any material Contract or Order to which Buyer or its properties are subject. Buyer will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.4 Governmental Authorities. Buyer has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. Buyer is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by Buyer in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

     3.5 Brokerage. Except as set forth on SCHEDULE 3.5 hereto (the "Buyer's Broker"), Buyer has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Buyer, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Buyer shall be solely responsible for any and all fees, commissions or other compensation to the Buyer's Broker.

     3.6 Disclosure. Neither this Agreement or any of the Ancillary Documents to which it is a party nor any exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Sellers or the Companies by Buyer with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

ARTICLE IV. COVENANTS OF THE COMPANIES AND THE SELLERS

     From the date hereof until the Effective Date, except as otherwise consented to or approved by Buyer in writing, each of the Companies shall, and shall cause its Subsidiaries to, and the Sellers shall, and shall cause the Cathedral Group to:

     4.1 Regular Course of Business. Except as set forth on SCHEDULE 4.1 hereto, operate its business diligently and in good faith and in the Ordinary Course of Business, including, without limitation: (i) maintaining all of its respective properties in good order and condition; (ii) maintaining (except for expiration due to lapse of time) all Contracts in effect without change except as expressly provided herein; (iii) complying with the provisions of all Regulations and Orders applicable to the Cathedral Group and the conduct of its respective business; (iv) maintaining insurance and reinsurance coverage as in effect on the date hereof up to the Effective Date; (v) preserving the business of the Cathedral Group intact; (vi) using its best efforts to keep available for the Cathedral Group and Buyer, the services of the officers and employees of the Cathedral Group; and (vii) preserving the good will of clients, suppliers and others having business relations with the Cathedral Group.

     4.2 Certain Restrictions. Refrain from: (i) changing or amending the Charter Documents of the Cathedral Group; (ii) merging with or into or consolidating with any other Person; (iii) acquiring all or substantially all of the stock or the assets of any Person or changing the character of its business; (iv) issuing or selling any shares of its capital stock of any class or any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock; (v) permitting any liens upon, pledging or otherwise encumbering any shares of its capital stock or any of its assets or properties; (vi) declaring, paying or setting aside for payment any dividend or other distribution to any of the stockholders of the Companies, in respect of its capital stock or otherwise, provided, however, that Cathedral may distribute to one or more of the Sellers, prior to Closing, the Matthew Blvd. Property, conditioned on the assumption of any debt related to the Matthew Blvd. Property by such transferee(s); (vii) directly or indirectly, redeeming, retiring, purchasing or otherwise acquiring any shares of its capital stock or any of its indebtedness for money borrowed in advance of any scheduled repayment date; (viii) except as set forth on SCHEDULE 4.2, making any capital expenditures, or commitments with respect thereto in excess of $20,000; (ix) incurring, assuming or guaranteeing any indebtedness, obligations or liabilities or entering into any transactions or making any commitment to do any of the foregoing except in the Ordinary Course of Business or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with Buyer; (x) canceling, releasing, waiving or compromising any debt, Claim or right in its favor; (xi) altering the rate or basis of compensation of any of its officers, directors, employees or consultants; and (xii) taking any action or failing to take any action as a result of which any of the other changes or events listed in SECTION 2.12 hereof is likely to occur.

     4.3 Cash and Cash Equivalents. Preserve, and expend solely in the Ordinary Course of Business, its cash and cash equivalents.

     4.4 Interim Financial Information. To the extent prepared in the Ordinary Course of Business, furnish to Buyer unaudited financial statements (including, without limitation, balance sheets and statements of income, changes in stockholders' equity and cash flow) and information for each calendar month, promptly following the conclusion of such month, and as Buyer may otherwise reasonably request.

     4.5 Full Access and Disclosure.

          (a) Afford to Buyer and its counsel, accountants and other authorized representatives reasonable access during business hours to the Cathedral Group's facilities, properties, books and records in order that Buyer may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Cathedral Group's, including financial statement and other audits at the sole cost and expense of Buyer; and the Sellers shall cause the Cathedral Group's officers, employees and auditors to furnish on a timely basis such additional financial and operating data and other information as Buyer shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Cathedral Group made by the Cathedral Group's independent auditors in connection with any examination of the Cathedral Group's Financial Statements and books and records.

          (b) Promptly notify Buyer in writing if any Seller or the Cathedral Group becomes aware of any fact or condition that causes or constitutes a breach of any representation or warranty of any Seller or the Cathedral Group as of the date of this Agreement, or if such Seller or the Cathedral Group becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any schedule hereto, Sellers will promptly deliver to Buyer a proposed amendment or supplement to such schedule specifying such change. No such proposed amendment or supplement to a schedule shall constitute an amendment or supplement to such schedule until Buyer shall have consented thereto. Each Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers in this ARTICLE 4 or ARTICLE 6 or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE 7 impossible or unlikely.

     4.6 Fulfillment of Conditions Precedent. Refrain from taking any action which, if taken on or prior to the Effective Date, would constitute a breach of this Agreement. The Cathedral Group and the Sellers shall use their best efforts to obtain at their expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

     4.7 Tax Returns. File all Tax Returns and reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Effective Date (a

     "Pre-Closing Tax Return"), and the Cathedral Group shall pay all Taxes due in respect of such Pre-Closing Tax Returns to the appropriate Taxing Authority; and the Cathedral Group shall pay all costs associated with the preparation thereof.

     4.8 No Solicitation or Negotiation. Refrain from, and cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys to refrain from, initiating, soliciting or encouraging, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, the Cathedral Group, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Should the Cathedral Group or any Seller be contacted with respect to any offer, inquiry or proposal, the Cathedral Group and the Sellers shall immediately advise Buyer in writing of the name, address and phone number of the contact and the nature of the inquiry.

     4.9 Public Announcements. Refrain from disclosing any of the terms of this Agreement to any third party (other than Buyer's advisors and senior lending group and the Sellers' advisors) without the other party's prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements (except for any disclosures under or pursuant to Federal or State securities laws in connection with the registration of Buyer's securities or otherwise) with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Buyer and the Sellers' Representative.

     4.10 Termination of Agreements. Terminate or cause to be terminated, on or prior to the Effective Date, (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Cathedral Group and any employee and (ii) any existing agreement between the Cathedral Group and any stockholder of the Cathedral Group not reflecting fair market terms, except such existing agreements as are set forth on SCHEDULE 4.10. Such termination agreements are listed on
     SCHEDULE 4.10 and copies thereof are attached hereto.

ARTICLE V. COVENANTS OF BUYER

     Buyer hereby covenants and agrees with the Companies and the Sellers that prior to the Closing or the termination of this Agreement:

     5.1 Full Access and Disclosure.

          (a) Buyer shall afford to the Companies and each Seller, and their counsel, accountants and other authorized representatives an opportunity to make such reasonable investigations as they shall desire to make of the business of Buyer; and Buyer shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Sellers shall from time to time reasonably request.

          (b) From time to time prior to the Closing Date, Buyer shall promptly supplement or amend information previously delivered to the Companies and/or the Sellers with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

     5.2 Rule 145 Best Efforts. While RQI is a public company with its securities registered under the Securities Act, and listed or quoted for trading by a national securities exchange or inter-dealer quotation system, RQI will use commercially reasonable efforts to see that RQI is in compliance with the requirements of Rule 144 under the Securities Act applicable to the issuer of securities, so as to facilitate non-registered sales of RQI Stock by the Sellers who then own RQI Stock consistent with the requirements and limitations of Rule 145. Nothing in this SECTION 5.2 shall be deemed as either (i) any representation or warranty that RQI will remain a public company with securities registered under the Securities Act, or (ii) any covenant or agreement by RQI to register, under the Securities Laws or otherwise, any RQI securities issued to, or held by, the Sellers.

     5.3 Release and Assumption of Guarantees. Buyer shall use commercially reasonable efforts to have each of the Sellers released, contemporaneously with the Closing Date, from any and all guarantees on any indebtedness personally guaranteed by any of them and from any and all pledges of assets pledged by any of them to secure such indebtedness for the benefit of the Cathedral Group, with all such guarantees on indebtedness being assumed by the Buyer. In the event that Buyer cannot obtain such releases from the lenders of any such guaranteed indebtedness on the Closing Date, Buyer shall repay all indebtedness of the Cathedral Group relating to such personal guarantees within 60 days after the Closing Date. Buyer shall indemnify and hold harmless the Sellers from the payment of any guaranties on any indebtedness or contractual obligations that the Sellers had incurred prior to the Closing Date provided that such indebtedness or obligations are related to the business of the Cathedral Group as being conducted at the Closing Date.

ARTICLE VI. OTHER AGREEMENTS

     6.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date Buyer, on the one hand, or the Sellers, on the other hand, shall consider or be advised that any further agreements, instruments, documents, deeds, papers, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in such party, the title to any property or rights of the other acquired or to be acquired by reason of, or as a result of, this Agreement or any of the transactions contemplated herein, the other party agrees that it or they shall execute and deliver all such proper agreements, instruments, documents, deeds, papers, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in such party and otherwise to carry out the purpose of this Agreement.

     6.2 Consents. Without limiting the generality of SECTION 6.1, each of the parties hereto shall use their best efforts to obtain all Permits of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date. With respect to every material Contract of the Cathedral Group, even those Contracts for which a consent or approval is not required under the terms of such Contract, upon the execution and delivery of this Agreement, each party to each such Contract shall, after consultation with and coordination by Buyer, be advised of the transaction contemplated hereby.

     6.3 No Termination of Sellers' Obligations by Subsequent Incapacity, Etc. Each Seller specifically agrees that the obligations of such Seller hereunder, including, without limitation, obligations pursuant to ARTICLE 11 and SECTION 6.4 shall not be terminated by the death or incapacity of any Seller.

     6.4 Confidentiality. From the date hereof to and including the Effective Date, Buyer, on the one hand, and each Seller and the Cathedral Group, on the other hand, shall, in accordance with that certain confidentiality agreement (the "Confidentiality Agreement") between Buyer and Cathedral, attached hereto as SCHEDULE 6.4 (which agreement (i) the terms and conditions of which are incorporated by reference herein and (ii) will terminate on the earlier of one (1) year after the execution thereof or the Effective Date) cause its principals, officers and other personnel and authorized representatives to abide by the terms of such agreement and hold in confidence, and not disclose to any other Person without the other party's prior consent, all written and oral information furnished or disclosed by or received from such party or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be contemplated therein.

     6.5 Non Competition Covenant.

          (a) Each Seller acknowledges that: (i) this Agreement includes certain consideration in respect of the goodwill associated with the operation of the

     Restricted Businesses by the Sellers; (ii) the covenants of the Sellers contained in this SECTION 6.5 are a material inducement to Buyer to enter into this Agreement; (iii) Buyer and each of its Affiliates (each an "Buyer Entity" and collectively, the "Buyer Entities") has expended and will expend considerable time, effort and capital to develop the Restricted Businesses; and (iv) Buyer and each of the other Buyer Entities has a legitimate business interest in protecting its investment in the Restricted Businesses and would be irreparably damaged if any of the Sellers were to breach the covenants set forth in this SECTION 6.5. Accordingly, each of the Sellers agrees that the covenants set forth in this SECTION 6.5: (i) are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by each Seller; (ii) are cumulative to all other covenants of the Sellers in favor of Buyer and the other Buyer Entities contained in this Agreement and shall survive the termination of this Agreement for the purposes intended; (iii) are reasonable and necessary to protect and preserve the conduct and operation of the Restricted Businesses by Buyer and the other Buyer Entities; and (iv) do not impose an undue hardship upon any Seller, do not unreasonably restrict any one of them with respect to or from the performance of services of, relating to or connected with the Restricted Businesses, the management thereof or otherwise, and are reasonable with respect to their duration, geographical area and scope.

          (b) Each Seller covenants and agrees that, during the Restricted Period, he or she shall not, directly or indirectly, either individually, in partnership, jointly or in conjunction with any other Person, whether as principal, agent, officer, director, shareholder, owner, partner, joint venturer, manager, employee, independent contractor, consultant, advisor, sales representative or any other capacity whatsoever:

          (i) engage, in any Restricted Business in competition with Buyer or any other Buyer Entity within the Restricted Territory;

          (ii) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any Person who is, at that time, or who has been within one (1) year prior to that time, an employee of any Buyer Entity for the purpose or with the intent of inducing or enticing such employee away from or out of the employ of any Buyer Entity;

          (iii)  employ  or  otherwise   engage  as  an  employee,   independent
contractor, consultant or any capacity whatsoever, any Person employed by any Buyer Entity in the Restricted Territory;

          (iv) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any Person which is, at that time, or which has been within one (1) year prior to that time, a customer or supplier of any Buyer Entity for the purpose of soliciting or selling products or services in competition with any

Buyer Entity within the Restricted Territory or inducing such customer or supplier to cease doing business with any Buyer Entity; or

          (v) solicit, interfere with, disturb, or seek to interfere with or disturb the relationship with (contractual or otherwise) any prospective acquisition candidate, on such Seller's own behalf or on behalf of any competitor or potential competitor, which candidate was, to such Seller's Knowledge, either called upon by any Buyer Entity or for which any Buyer Entity made an acquisition analysis, for the purpose of acquiring such entity.

          Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Seller from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

          (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to any Buyer Entity as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to any such Buyer Entity for which it would have no other adequate remedy, each Seller agrees that in the event of breach by such Seller of the foregoing covenant, such Buyer Entity shall be entitled to specific performance of this provision and co-injunctive and other equitable relief, and that each Seller will be responsible for the payment of court costs and reasonable attorneys' fees incurred by such Buyer Entity in successfully obtaining the relief sought in connection with the enforcement of the covenants set forth in this
     SECTION 6.5.

          (d) It is the intent of Buyer and the Sellers that the covenants in this SECTION 6.5 applicable to any of the Sellers that are employed or engaged as a consultant by any of the Cathedral Group companies after the Effective Date be construed and enforced, as to the Restricted Territory, in accordance with the changing locations of the Buyer Entities with respect to the Restricted Businesses, before and as of the date of termination of the employment or consulting relationship of such Seller. For example, if, during the Restricted Period, a Buyer Entity establishes new locations for one or more of the Restricted Businesses in addition to its existing locations established therefor, then such Seller will be precluded from soliciting the customers or employees of such Restricted Business from such new location and from directly competing with such Restricted Business within a 100 mile radius of its then-established operating location(s) through the balance of the Restricted Period.

          (e) The covenants in this SECTION 6.5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

          (f) All of the covenants in this SECTION 6.5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against any Buyer Entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any Buyer Entity of such covenants. Further, this SECTION 6.5 shall survive the Closing and the termination of such Seller's employment with an Buyer Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of the Sellers made in this SECTION 6.5 shall be effective, shall be computed by excluding from such computation any time during which such Seller is in violation of any provision of this SECTION 6.5.

          (g) Any or all of the Sellers may (i) develop Properties and (ii) act, or continue to act, as real estate brokers on behalf of one or more of the Buyer Entities, pursuant to the terms of a standard brokerage agreement in effect from time to time.

     6.6 Non-disclosure; Confidentiality.

          (a) Confidential Information. By virtue of each Seller's employment, or engagement hereafter as a consultant, association or involvement with the Cathedral Group and any due diligence with respect to the Buyer Entities, each Seller has obtained and may obtain confidential or proprietary information developed, or to be developed, by the Cathedral Group and an Buyer Entity. "Confidential Information" means all proprietary or business sensitive information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," customer lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by the Cathedral Group or any Buyer Entity (including source or object codes), processes, procedures, formulas or improvements of the Cathedral Group or any Buyer Entity; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by the Cathedral Group or any

     Buyer Entity, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. "Confidential Information" shall not include: (a) any information which becomes generally available to the public other than as a result of disclosure by any Seller or any relative, agent or representative thereof;
     (b) becomes available to any Seller on a non-confidential basis from a source other than the Cathedral Group or any Buyer Entity or any of its respective employees, agents or representatives, provided that such source lawfully obtained such information and is not bound by a confidentiality agreement with the Cathedral Group or any Buyer Entity; or (c) is required to be disclosed by law provided, that if such Seller is required by law (including, without limitation, any judicial or administrative proceeding or any governmental or regulatory authority) to disclose any of the Confidential Information, Seller shall provide Buyer with prompt written notice of any such requirement and shall cooperate in full with Buyer to obtain a protective order or to pursue an action to obtain a waiver from such requirement. If, in the absence of a protective order or other remedy, Seller is nonetheless, in the written opinion of Seller's outside counsel, legally compelled to disclose Confidential Information, Seller may, without liability hereunder disclose the Confidential Information, provided, that,
     (i) Seller gives Buyer prior written notice of the information to be disclosed, (ii) only discloses that portion of the Confidential Information which Seller's counsel advises is legally required to be disclosed, and
     (iii) Seller use his or her best efforts to preserve the confidentiality thereof by obtaining reasonable assurance that confidential treatment will be accorded the Confidential Information.

          (b) Non-Disclosure. Each Seller agrees that, he or she will not at any time, without the prior express written authorization of Buyer, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) which contain or are derived from any Confidential Information. Each Seller further agrees that, no Confidential Information shall be removed from the premises of the Cathedral Group or any Buyer Entity, without the prior express written consent of such entity.

          (c) Buyer Group Property. As used in this Agreement, the term "Buyer Group Property" means all documents, papers, computer printouts and disks, records, customer or customer lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by the Cathedral Group or any Buyer Entity, or otherwise belonging to the Cathedral Group or any Buyer Entity, as well as any other materials containing Confidential Information as defined above. Each Seller recognizes and agrees that:

          (i) All Buyer Group Property shall be and remain the property of the Buyer Entity to which such property belongs;

          (ii) Each Seller will preserve, use and hold Buyer Group Property only for the benefit of Buyer and its Affiliates and to carry out the business of Buyer and its Affiliates; and

          (iii) Except as to those Sellers employed by an Buyer Entity after the Closing and subject to a confidentiality agreement with such entity, each Seller will immediately deliver and surrender to Buyer all Buyer Group Property, including all copies, extracts or any other types of reproductions, which such Seller has in his possession or control.

     6.7 Buyer Stock Option Plan. After the Effective Date, Buyer shall award to certain key employees of the Cathedral Group identified prior to the Closing, whom will be retained and employed by Buyer, non-qualified options to purchase shares of RQI Stock in an aggregate amount for all such employees equal to three percent (3%) of the Purchase Price, subject to the terms and conditions of the Buyer 1998 Long Term Incentive Plan. The options would vest 25% per year beginning on the first anniversary of employment with Buyer and each annual anniversary thereafter up to 100% on the fourth anniversary thereof.

     6.8 Retention Bonuses to certain Cathedral Employees. Within three (3) business days after the Effective Date, Buyer shall pay to the Cathedral employees set forth on SCHEDULE 6.8 the respective amounts set forth opposite such employees' names, as one-time bonuses intended to induce such employees to remain in their respective current positions.

     6.9 Subsequent Controlled Affiliate Properties. In the event that the Sellers or Affliates of the Sellers, within the Restricted Period, acquire interests, directly or indirectly, in Properties which fall within the definition of Controlled Affiliate Properties, the Sellers agree to cause such Controlled Affiliate Properties, promptly after the acquisition thereof, to become subject to rental management agreements with Buyer for a term which, in each such case, ends on the last day of the Restricted Period, and otherwise on terms substantially analogous to the terms of the Controlled Affiliate Propery Agreements, except with respect to the properties set forth on SCHEDULE 7.12 which shall be on such terms as are specified with respect thereto.

     6.10 Information as to 401(k) Plans. Buyer shall cooperate with Sellers with respect to any Seller's interests and accounts under any 401(k) plan of the Cathedral Group, and shall make such provision with respect thereto as any such Seller may elect, consistent with the terms of such plan and applicable law.

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF THE BUYER

     Each and every obligation of Buyer under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Buyer:

     7.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Sellers contained in ARTICLE 2 and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Sellers or the Companies to Buyer, shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Sellers and the Companies shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date or at the Closing. Each of the Sellers and the president of the Companies shall have executed and delivered to Buyer a certificate, dated the Closing Date, certifying to the foregoing.

     7.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

     7.3 Third Party Consents. Buyer, the Sellers and the Companies shall have obtained all consents, approvals, waivers or other authorizations listed in
     SCHEDULE 2.8 with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, such that each of the Contracts of the Cathedral Group remains in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Effective Date as such Contracts operated and were in effect before the Effective Date. With respect to the material Contracts of the Cathedral Group for which notice of the transaction had been, or should have been, delivered to the other party thereto pursuant to SECTION 6.2 hereof; (a) all such parties to such Contracts shall have been notified of the transactions contemplated hereby and (b) none of Buyer, any Seller or the Cathedral Group shall have received any notice of terminations or amendments of, or any indication from such party of their intent to terminate or amend, such contract, unless such amendment shall not adversely affect the Cathedral Group or any Seller.

     7.4 Regulatory Approvals. The Authorities listed in SCHEDULE 2.8 hereto shall have approved the applications listed in such Schedule with respect to the change of control represented by the transactions contemplated by this Agreement, and such approval shall not impose financial obligations on the Cathedral Group or Buyer that are objectionable to it.

     7.5 No Material Adverse Change. There shall have been no Material Adverse Change since the date of this Agreement. Buyer shall have received certificates (which shall be addressed to Buyer), dated the Closing Date, of the president and chief financial officer of each of the Companies, certifying to the foregoing.

     7.6 Directors and Officers. The Buyer shall have received the resignations of the directors and any officers of the Cathedral Group specified by Buyer, which resignations shall be effective as of the Effective Date.

     7.7 Indebtedness. The Buyer shall have determined to its satisfaction that the Cathedral Group's indebtedness to the creditors set forth on SCHEDULE
     7.7 hereto may be paid or prepaid in full at any time without premium or penalty.

     7.8  Due   Diligence.   Buyer  shall  have   completed  its  due  diligence
     investigation with respect to the Cathedral Group including, but not limited to, business, financial, legal, operational, customer, worker's compensation, employee (both internal and external) and real estate due diligence, with results satisfactory to Buyer in its sole discretion.

     7.9 FIRPTA Certificate. Each of the Sellers shall have delivered to Buyer a certificate to the effect that such Seller is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

     7.10 Sellers' Closing Documents. The Seller shall have delivered to Buyer executed originals of each of the Sellers Closing Documents.

     7.11 Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated herein under the Hart-Scott-Rodino Act shall have expired or been terminated (the date on which all such waiting periods have expired or been terminated is referred to herein as the "HSR Termination Date").

     7.12 Management Agreements. The Cathedral Group shall have (a) obtained from the other parties under the Cathedral Group's management agreements consent pursuant to any change of control provisions therein or shall have caused the lessors to execute and deliver new or amended and restated agreements satisfactory in form and substance to Buyer and (b) entered into written management agreements with respect to the properties identified on
     SCHEDULE 7.12, generally on the terms set forth in SCHEDULE 7.12 and otherwise on terms and conditions mutually agreeable to Buyers and Sellers.

     7.13 Termination of Certain Agreements and Plans. The Cathedral Group shall have terminated (i) any qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) in accordance with applicable laws and regulations,
     (ii) any life insurance policies on the lives of any of the Executives and other officers of the

     Cathedral Group, together with any agreements to provide any of such policies at the expense of the Cathedral Group, and (iii) any and all leases of employee vehicles and any agreements with employees related to the provision of company vehicles, or for the payment of a periodic vehicle allowance, by the Cathedral Group.

     7.14 Leased Premises. The Cathedral Group shall have entered into a new or modified lease agreement or an assignment of the existing lease agreement, as well as any other agreements with respect to the premises currently occupied or otherwise used by the Cathedral Group in connection with the operation of the business and activities of the Cathedral Group, each of which shall be satisfactory in form and substance to Buyer. As part of the satisfaction of this condition, amendments shall be executed and delivered, prior to Closing, with respect to the properties identified on SCHEDULE
     7.14 generally on the terms contained in such schedule and otherwise on terms and conditions mutually acceptable to Buyer and the respective owners of such properties.

     7.15 Board Approval. Buyer's Board of Directors shall have approved this Agreement and the transactions contemplated herein.

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

     Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers:

     8.1 Representations and Warranties; Performance. The representations and warranties of Buyer contained in ARTICLE 3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, or in any writing delivered by Buyer to the Sellers and the Companies, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. An authorized officer of Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, certifying to the foregoing.

     8.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

     8.3 Purchase Price. The Sellers shall have received their respective pro-rata portion of the Purchase Price required to be delivered at Closing and to which such Seller is entitled pursuant to SECTION 1.2 hereof.

     8.4 Buyer's Closing Documents. Buyer shall have delivered to the Sellers executed originals of each of the other Buyer's Closing Documents.

ARTICLE IX. TERMINATION AND ABANDONMENT

     9.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

          (a) by mutual consent of Buyer, the Sellers' Representative and the Companies;

          (b) by Buyer or the Sellers and the Companies if this Agreement is not closed on or before the later of (i) the Proposed Closing Date or (ii) the HSR Termination Date; provided, however, that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this SECTION 9.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

          (c) by Buyer if as of the Closing Date (including any extensions) any of the conditions specified in ARTICLE 7 hereof shall not have been satisfied or if any of the Companies or Sellers is otherwise in default under this Agreement; or

          (d) by the Sellers and the Companies if, as of the Closing Date (including any extensions), any of the conditions specified in ARTICLE 8 hereof shall not have been satisfied, or if Buyer is in default under this Agreement.

     9.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to SECTION 9.1 hereof, and subject to the provision contained in
     SECTION 9.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) all information received by any party hereto with respect to the business of any other party or the Cathedral Group (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

          (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party.

     9.3 Breakup Fee. Notwithstanding anything herein to the contrary, in the event that Buyer terminates this Agreement solely in reliance on SECTION
     7.8 hereof, on or after the date on which Buyer has delivered the Interim Cash Deposit to the Interim Escrow Agent, the Interim Cash Deposit and, if then held by the Interim Escrow Agent, the Additional Cash Deposit, together with any interest accrued thereon but net of all costs and expenses of the Interim Escrow Agent, shall be paid over and delivered by the Interim Escrow Agent to the Sellers, in the respective amounts set forth on SCHEDULE 1.2, it being the intent of the parties hereto that this be the sole remedy for any damages incurred by the Sellers in connection with the termination of this Agreement by Buyer in reliance on such Section; provided, however, that no termination hereof shall operate to terminate the Confidentiality Agreement.

ARTICLE X. SURVIVAL OF TERMS; INDEMNIFICATION

     10.1 Survival; Knowledge.

          (a) All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (i) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and
     (ii) all representations and warranties shall survive and continue until one year from the Effective Date (the "Anniversary Date"), except for representations and warranties for which a claim for indemnification hereunder (an "Indemnification Claim") shall be pending as of the Anniversary Date, in which event such representations and warranties shall survive with respect to such Indemnification Claim until the final disposition thereof.

          (b) The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     10.2 Indemnification by the Sellers. Subject to this ARTICLE 10, Sellers and each of the Companies shall, jointly and severally, indemnify, defend and hold harmless Buyer and each of the other Buyer Entities and each of the officers, directors, employees, shareholders, attorneys, accountants, partners, representatives, agents, successors and assigns of each of the foregoing (each an "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties"), at all times after the date of this Agreement, against and in respect of any and all Claims (including, without limitation, the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty, or nonfulfillment of any covenant or other obligation on the part of any Seller or the Companies under this Agreement, any document relating thereto or contained in any schedule (without giving effect to any amendment or supplement thereto) or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by any of the Sellers or the Companies hereunder;

          (b) Any conduct, action or inaction of any of the Sellers or the Companies occurring or arising from or relating to the operation, management or ownership of the Cathedral Group on or prior to the Effective Date or any circumstance related to the operation, management or ownership of the Cathedral Group on or prior to the Effective Date, whether known or unknown on the Effective Date;

          (c) Any and all liabilities of the Cathedral Group of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Effective Date to the extent not reflected and reserved against in the balance sheet included in the Interim Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation:

          (i) All Tax liabilities of the Cathedral Group, together with any interest or penalties thereon or related thereto, through the Effective Date and any Tax liability of the Cathedral Group arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Cathedral Group payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

          (ii) All environmental liabilities relating to any of the Cathedral Group's properties, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, through the Effective Date, but excluding any amount for which there is an adequate accrual and reserve on the balance sheet included in the Interim Financial Statements; and

          (d) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

     10.3 Indemnification by Buyer. Subject to this ARTICLE 10, Buyer shall indemnify, defend and hold harmless each of the Sellers and their respective heirs, successors, assigns, representatives, attorneys, accountants, partners and agents (each, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties"), at all times after the date of this Agreement, against and in respect of any and all Claims (including, without limitation, the fees and expenses of counsel) resulting from, or in respect of: (i) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or other obligation on the part of Buyer under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement; (ii) from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by Buyer hereunder; or (iii) any conduct, action, inaction of the Cathedral Group or Buyer arising from or relating to the operation, management or ownership of the Cathedral Group after the Effective Date or any circumstance related to the operation, management or ownership of the Cathedral Group after the Effective Date.

     10.4 Third Party Claims.

          (a) Except as  otherwise  provided in this  Agreement,  the  following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation, or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this ARTICLE 10, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the Indemnitee after the Effective Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee). The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner.

          (b) Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise, unless in the case of a judgment an appeal is made from the judgment, plus all other Claims of the Indemnitee with respect thereto (including legal fees and expenses). If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party Claim.

          (c) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor shall have the right to settle any Claim against it or as to which it has assumed the defense, subject to the prior written approval of the Indemnitee, which approval shall not be unreasonably withheld provided that such settlement involves only the payment of a fixed sum which the Indemnitor is obligated to pay and does not include any admission of liability or other such similar admissions by or related to Indemnitee with respect to such Claim.

          (d) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless: (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or Claim; (ii) the Indemnitor shall not have employed, or is prohibited under this SECTION 10.4 from employing, counsel in the defense of such action or Claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

     10.5 Limitation on Indemnification.

          (a) None of the Buyer Indemnified Parties shall assert any Indemnification Claim hereunder against the Sellers until such time as, and solely to the extent that, the aggregate of all such claims which such parties may have against the Sellers shall exceed two percent (2%) of the value of the Closing Stock Consideration (the "Sellers' Indemnification Threshold"), provided, however, that the Buyer Indemnified Parties may assert and shall be indemnified for any claim set forth in SCHEDULE 10.5(a) at any time, regardless of whether the aggregate of all Indemnification Claims which such parties may have against the Sellers exceeds the Indemnification Threshold, it being understood that the amount of any such claim set forth in SCHEDULE 10.5(a) shall not be counted towards the Indemnification Threshold.

          (b) None of the Seller Indemnified Parties shall assert any Indemnification Claim hereunder against Buyer until such time as, and solely to the extent that, the aggregate of all such claims which the Sellers may have against Buyer shall exceed $50,000 (the "Buyer Indemnification Threshold").

          (c) Notwithstanding any other term of this Agreement, the Sellers shall not be liable under this ARTICLE 10 for an amount which exceeds $2,000,000 (the "Initial Indemnification Tranche"), provided however, that with respect to those items set forth in SCHEDULE 10.5(a) the Sellers shall be liable for indemnification obligations with respect thereto up to an additional amount of $1,000,000 (the "Schedule 10.5(a) Indemnification Tranche"; and together with the Initial Indemnification Tranche, the "Indemnification Tranches"), the Claims for which items shall be allocated first to the Schedule 10.5(a) Indemnification Tranche and then to the Initial Indemnification Tranche, and, provided further, that with respect to the representations and warranties set forth in SECTION 2.5, Title to Stock, hereof, the Sellers' Indemnification obligations shall not be so limited and the Claims for which items shall not be allocated to either of the Indemnification Tranches. Any indemnification payment made by the Sellers pursuant to this ARTICLE 10 shall be deemed to be a reduction in the Purchase Price received by the Sellers pursuant to ARTICLE 1.

     10.6 Payment of Sellers' Indemnification Obligations.

          (a) To the extent that any Seller shall be required to indemnify Buyer pursuant to this ARTICLE 10, such Indemnification Claim shall be satisfied for all purposes hereunder by delivering to Buyer certificates, duly endorsed for transfer, representing that number of shares of Buyer Stock having a value (based on the Initial Average Price), rounded to the nearest share, equal to the amount due hereunder, subject to subsection (b) of this
     SECTION 10.6. To the extent that any Seller has insufficient shares of Buyer Stock to satisfy any indemnification obligation hereunder, such Seller shall satisfy the remaining amount of such obligation by cash payment to Buyer. To secure the obligations of the Sellers to make any payments required hereunder, at the Closing the Sellers and Buyer will enter into the Escrow Agreement. At any time that Buyer shall make any Indemnification Claim against any or all of the Sellers, Buyer may simultaneously therewith or at any time thereafter give the Escrow Agent notice under the Escrow Agreement pursuant to the terms set forth therein. Buyer shall not be limited in recovery to the amount of Buyer Stock held by the Escrow Agent and may, at their election, proceed to recover the amount of any Indemnification Claim owed by the Sellers from the Sellers, the Escrow Agent or both.

          (b) In the event that a Seller (i) is or may be deemed to be covered by Section 16 of the Securities Exchange Act of 1934, and (ii) has an indemnification obligation which such Seller desires to pay in shares of Buyer Stock hereunder has, within six months prior to the time that such obligation arises, purchased any shares of Buyer Stock, such Seller shall be entitled to delay payment of his indemnification obligation hereunder until after six months have passed from the date of the last purchase preceding the date on which the obligation arose if as a condition to such postponement such Seller provides security for his obligations which is reasonably satisfactory to Buyer.

     10.7 Survival of Indemnification. These indemnification provisions shall survive the termination or other expiration of this Agreement until the first anniversary of the Effective Date, except for those Indemnification Claims which shall be pending as of the first anniversary of the Effective Date, in which event, such Indemnification Claims and the related indemnification provisions shall survive until the final disposition thereof.

ARTICLE XI. MISCELLANEOUS PROVISIONS

     11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by the Companies, Buyer and the Sellers.

     11.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     11.3 Certain Definitions. As used herein, the following defined terms shall have the following respective meanings:

          "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

          "Affiliate  Agreement" shall have the meaning assigned to such term in
     SECTION 1.5(a)(viii) hereof.

          "Ancillary  Documents" shall have the meaning assigned to such term in
     SECTION 2.7 hereof.

          "Assets" of any Person as of any date means all assets of such Person as presented on a balance sheet prepared in accordance with GAAP as of such date, but excluding therefrom any and all Restricted Cash of such Person.

          "Authority" means any international, federal, state local or municipal governmental, regulatory or administrative body, agency, department, division, subdivision, office, arbitrator or other authority, any court or judicial authority, or any public, private or industry regulatory agency or authority.

          "Average  Price"  shall  have the  meaning  assigned  to such  term in
     SECTION 1.2 hereof.

          "Bonus Amount" means an amount equal the aggregate amount of the bonuses set forth on SCHEDULE 6.8.

          "Buyer Closing Documents" shall have the meaning assigned to such term in SECTION 1.5(b) hereof.

          "Buyer Entity" shall have the meaning assigned to such term in SECTION
     6.5 hereof.

          "Cathedral Group" means Chapel, Cathedral and the Cathedral subisidiaries Abbott Resorts, Inc., a Florida corporation, Abbott & Andrews Realty, Inc., a Florida corporation, S.I.I.K., Inc., a Florida corporation, Tops'l Group, Inc., a Florida corporation, Tops'l Club of NW Florida, Inc., a Florida corporation; where necessary or appropriate, a reference to "the Cathedral Group" shall be read to mean "the members of the Cathedral Group", "each of the members of the Cathedral Group" or "any of the members of the Cathedral Group".

          "Charter  Documents"  shall have the meaning  assigned to such term in
     SECTION 2.1(c) hereof.

          "Claim" means any action, claim, obligation, liability, damage, loss, deficiency, cost, expense, commitment, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

          "Closing" shall have the meaning assigned to such term in SECTION 1.4 hereof.

          "Closing Balance Sheet" shall mean an unaudited consolidated and consolidating balance sheet of the Cathedral Group, prepared in accordance with the requirements of SECTION 2.9(a) hereof, as of the day immediately preceding the Effective Date.

          "Closing Date" shall have the meaning assigned to such term in SECTION
     1.4 hereof.

          "Consolidated Assets of the Cathedral Group" as of any date means an aggregate amount equal to all of the Assets of all members of the Cathedral Group as of such date.

          "Consolidated Current Assets of the Cathedral Group" as of any date means an aggregate amount equal to all of the Current Assets of all members of the Cathedral Group as of such date.

          "Consolidated Current Liabilities of the Cathedral Group" as of any date means an aggregate amount equal to all of the Current Liabilities of all members of the Cathedral Group as of such date.

          "Consolidated Liabilities of the Cathedral Group" means, as of any date, an aggregate amount equal to all of the Liabilities of all members of the Cathedral Group as of such date.

          "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

          "Converted Unit" means a Property owned by an Affiliate of the Cathedral Group (an "Affiliate Property") which has become subject to a written rental management agreement with the Cathedral Group which has a term of at least one year and is otherwise on terms, including without limitation the applicable rental rates therefor and the commission payable to the Cathedral Group, which are
     (A) equivalent to the terms contained in rental management agreements for an equivalent Property which is owned by a Person not an Affiliate of the Cathedral Group and (B) otherwise acceptable to Buyer in its sole discretion.

          "Controlled Affiliate Property" means an Affiliate Property which is owned by (i) one or more Sellers or (ii) by an entity which is owned or controlled by one or more of the Sellers.

          "Current Assets" of any Person as of any date means all current assets of such Person as presented on a balance sheet prepared in accordance with GAAP as of such date, but excluding therefrom any and all Restricted Cash of such Person.

          "Debt" means, for any Person as of any date, the aggregate outstanding and unpaid balance (including but not limited to unpaid principal, accrued interest, costs and expenses) of all indebtedness of such Person which bears interest that would be included in Interest Expense of such Person for a fiscal period that includes such date.

          "Deposits"  shall have the  meaning  assigned  to such term in SECTION
     2.26 hereof.

          "Destin Bank Debt" means  obligations of the Sellers (other than Angus
     G. Andrews, Jr.) to Cathedral, in the approximate amount of $90,000, in respect of the transfer of certain shares of stock in the Destin Bank by Cathedral to such Sellers.

          "Effective Date" means the Closing Date, unless an agreement executed prior to or simultaneously with the Closing specifies a different date.

          "Employment Agreement" shall have the meaning assigned to such term in
     SECTION 1.5 hereof.

          "Environmental Law" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the
     Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances

     Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so called "Superlien" law, and any other similar Federal, state or local statutes.

          "Environmental Permit" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis.

          "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Authority under any Environmental Law.

          "HSR Termination Date" shall have the meaning assigned to such term in
     SECTION 7.11 hereof.

          "Interest Expense" of any Person for any fiscal period means the amount of interest expense deducted from revenue in arriving at Net Income Before Taxes of such Person for such fiscal period, all as calculated in accordance with GAAP.

          "Knowledge" means, with respect to any Person, if such Person is an individual, that (i) such Person has actual knowledge or awareness of a particular fact or matter or (ii) if circumstances exist such that a reasonable and prudent person would make further inquiry, and thereupon, with due diligence and conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, such Person could be expected to discover or otherwise become aware of such fact or matter. If other than an individual, that any individual serving as director, officer, employee, partner, executor, trustee or any similar capacity whatsoever of such Person, has, or at any time had, knowledge of such fact or matter.

          "Lien"  means  any  security   interest,   lien,   mortgage,   pledge,
     hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

          "Material Adverse Change" means any development or change which has, had or would have a Material Adverse Effect.

          "Material Adverse Effect" means, as to any Person, any circumstances, events, state of facts or matters which has had, or might reasonably be expected to have, a material adverse effect on (i) such Person's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, or (ii) the ability of such Person to consummate any of the transactions contemplated by this Agreement or any of the related agreements, instruments or documents or (iii) the benefits contemplated to be conferred on such Person by this Agreement or any of the related agreements, instruments or documents.

          "Matthew Blvd. Property" means, collectively, (a) that certain parcel of real property owned by Cathedral and located at the intersection of Matthew Blvd. and Old Highway 98, and (b) Cathedral's undivided interest in the parcel of real property adjacent to the parcel described in clause (a).

          "Membership Letters" means letters from Buyer to each Seller granting to each such Seller, for so long as Buyer, directly or indirectly, owns
     Tops'l Club of N.W. Florida, Inc., status as a "Full Member" of Tops'l Beach & Racquet Club without payment of any dues by any such Seller, provided that Seller shall pay for any desired "a la carte services", including without limitation personal training and tennis lessons.

          "Net Income Before Taxes" of any Person for any fiscal period means such Person's net income before federal, state and local income taxes for such fiscal period, all as calculated in accordance with GAAP.

          "Options"shall have the meaning assigned to such term in SECTION 2.6 hereof.

          "Order" means any decree, consent decree, judgment, award, order, injunction, consent of or by an Authority.

          "Ordinary Course of Business" shall mean an action taken by a Person only if:

               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

               (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership or company, joint venture, company, syndicate, union, unincorporated organization, association, trust, entity, Authority or natural person.

          "Properties" means each and every type of home, condominium, hotel room, suite or other residential accommodation which Cathedral, any of its Subsidiaries or Chapel offers or otherwise makes available to rent as occupancy for any Person for a period of up to one (1) year.

          "Intellectual Property" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, knowhow, confidential information or other intellectual property or proprietary rights.

          "Regulation" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

          "Restricted Businesses" shall mean the business, products, services and activities of Buyer and the Cathedral Group and any of their respective Affiliates in connection with the rental, management and provision of related services with respect to Properties.

          "Restricted Period" shall mean a period of five (5) years, from the Effective Date to the fifth (5th) annual anniversary of the Effective Date.

          "Restricted Territory" shall mean the geographic area within a 100-mile radius of any location at which the Cathedral Group or any Buyer Entity presently conducts or operates, or within twelve (12) months after the date hereof is conducting or operating, any Restricted Business.

          "Rule 145" shall have the meaning assigned to such term in SECTION 1.6 hereof.

          "Securities  Act"  shall  have the  meaning  assigned  to such term in
     SECTION 1.6 hereof.

          "Sellers Closing Documents" shall have the meaning assigned to such term in SECTION 1.5(a) hereof.

          "Sellers' Representative" means William W. Abbott, Jr.

          "Subsidiary" means any Person which Buyer or the Cathedral Group, as the case may be, owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

     11.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

                      If to the Sellers or the Cathedral Group, to:

                      William W. Abbott, Jr.
                      506 Highway 98 East
                      Destin, Florida  32541

                      with a copy to:

                      James W. Grimsley
                      25 Walter Martin Road, N.E.
                      Fort Walton Beach, Florida  32549

          or to such other person or address as the Sellers' Representative or the Cathedral Group shall furnish by notice to Buyer in writing.
                                 If to Buyer to:

                    ResortQuest International, Inc.
                    530 Oak Court Drive
                    Suite 360
                    Memphis, TN  38117

                    with a copy to:

                    Smith, Gambrell & Russell, LLP
                    1230 Peachtree Street, N.E.
                    Suite 3100
                    Atlanta, Georgia  30309
                    Attn.:   Bruce W. Moorhead, Jr., Esq., or
                             Dennis O. Doherty, Esq.

          or to such other person or address as Buyer shall furnish by notice to the Sellers' Representative in writing.

     11.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.
Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this

Agreement to which such disclosure relates, except where, and to the extent that, there is an explicit cross-reference in such Schedule to another Schedule.

     11.6 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     11.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign its rights, interests and obligations hereunder to any wholly-owned Subsidiary, and may grant Liens or security interests in respect of its rights and interests hereunder, without the prior approval of the Sellers.

     11.8 Governing Law. The Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect and performance.

     11.9 Consent to Jurisdiction; Service of Process. The Companies and each of the Sellers hereby irrevocably submit to the jurisdiction of any United States District Court in which venue is proper in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

     11.10 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     11.11 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

     11.12 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

     11.13 Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     11.14 Dealings in Good Faith; Best Efforts. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are reasonably necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to implement or satisfy the express provisions of this Agreement.

     11.15 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

     11.16 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     11.17 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.18 Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

     11.19 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

     11.20 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.21 Completion of Schedules or Exhibits. In the event that any Schedule or Exhibit hereto, as of the date hereof, is marked or otherwise indicated as "To be Provided", each such Schedule or Exhibit shall be attached hereto and become a part hereof at such time as the Buyer and Sellers' Representative have approved and initialed such Schedule or Exhibit.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                            RESORTQUEST INTERNATIONAL, INC.

                                            By: /s/  David C. Sullivan
                                               ---------------------------------
                                                 Name:   David C. Sullivan
                                                 Title:  Chairman and CEO

                                            ABBOTT REALTY SERVICES, INC.

                                            By: /s/  William W. Abbott, Jr.
                                               ---------------------------------
                                                 Name:   William W. Abbott, Jr.
                                                 Title:  Vice-Chairman

                                            TOPS'L SALES GROUP, INC.

                                            By: /s/  William W. Abbott, Jr.
                                               ---------------------------------
                                                 Name:   William W. Abbott, Jr.
                                                 Title:  President

                                            SELLERS:

                                            /s/ William W. Abbott, Jr.
                                            ------------------------------------
                                            William W. Abbott, Jr., individually

                                            /s/     Stephen J. Abbott
                                            ------------------------------------
                                            Stephen J. Abbott, individually

                                            /s/     James R. Steiner
                                            ------------------------------------
                                            James R. Steiner, individually

                                            /s/     Charles H. Van Diver
                                            ------------------------------------
                                            Charles H. Van Diver, individually

                                            /s/      Sue C. Van Diver
                                            ------------------------------------
                                            Sue C. Van Diver, individually

                                            /s/    Angus G. Andrews
                                            ------------------------------------
                                            Angus G. Andrews, individually

                                  SCHEDULE 1.2

                          ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated among the Sellers in the following manner; in each case, after determining a dollar amount with respect to each of the respective Sellers based on the following allocations, such amount shall be further allocated between cash (80%) and RQI Stock (20%), including without limitation the Indemnification Stock.

First, ten percent (10%) of the Purchase Price shall be allocated to Angus G. Andrews, Jr. (the "Andrews Amount").

Second, the "Remaining Purchase Price" shall be calculated by subtracting the Andrews Amount from the Purchase Price.

Third, the Remaining Purchase Price shall be allocated as follows:

    William W. Abbott, Jr.      25.5%

    Stephen J. Abbott           25.5%

    James R. Steiner            24.5%

    Charles H. and Susan C.     24.5% (70% of 24.5% Charles H. Van Diver; 30% of
        Van Diver            24.5%  Sue C. Van Diver)

                                  SCHEDULE 1.3

                            EMPLOYEES AND CONSULTANTS


Employee:          James W. Olin

Consultants:       William W. Abbott, Jr.
                   Stephen J. Abbott

                                  SCHEDULE 3.5

                                 BUYER'S BROKER

Sparky Lovelace

                                  SCHEDULE 7.12

                          CERTAIN MANAGEMENT AGREEMENTS


Properties:         Henderson Park Inn
                    Henderson Park Villas
                    Seagrove Villas

Term:               Five (5) years after Effective Date

Special Termination
     Right: Owners of any of these properties may terminate the management agreement if, following a ninety (90) day period after written notice specifying in detail performance deficiencies of the manager, the manager has not cured such specified deficiencies to the reasonable satisfaction of such owner. In the event that any owner exercises such Special Termination Right, thereafter such owner may manage such property and shall pay to the Cathedral Group five percent (5%) of adjusted gross revenue of such property plus any fees and costs attendant to any continuing services which such owner wishes to continue receiving from the Cathedral Group, including without limitation reservation fees.

                                  SCHEDULE 7.14

                                 LEASED PREMISES

     The following are the general terms of amendments to certain lease agreements with respect to the follwing properties:

Main Office:               Base Rent = $9,350 per month

Gulf Place Office:         Base Rent = $4,139 per month

Base Rents, above, are in effect for first five (5) years of amended terms. For purposes of computing adjusted rents, the leases shall be treated as having fourteen (14) five-year terms. Prior to the beginning of the second, and each successive, five-year term the rent payable under each lease shall be adjusted upward for such successive term by the greater of (a) fifteen percent (15%) of the then current rent or (b) a percentage equal to the aggregate percentage increase in the Consumer Price Index during such then current period.

Amended Terms for each property:

Initial Term:     20 years

Renewal Terms: Ten (10) successive five-year renewal terms, at the option of lessee.

Right of First Refusal: Tenant shall have a right of first refusal to purchase either of the above properties.

                                SCHEDULE 10.5(A)

     EXCEPTIONS TO THE BUYER INDEMNIFIED PARTIES INDEMNIFICATION LIMITATIONS

1. Any Claims in connection with, arising from or relating to sexual harassment by any of the Sellers on or prior to the Effective Date.

2. Any Claims in connection with, arising from or relating to a breach of the representations or warranties in SECTION 2.16, Taxes, hereof provided, that such claims on an individual basis are in excess of $250,000;

3. Any Claims in connection with, arising from or relating to a breach of the any of the Seller's representations or warranties of which any of the Sellers have Knowledge but which were not disclosed to Buyer prior to the execution hereof;

4. Any Claims in connection with, arising from or relating to any of the Cathedral Groups contracts, instruments, agreements or other documents which were not disclosed to Buyer;

5. Any Claims in connection with, arising from or relating to a breach of the representations or warranties in SECTION 2.10, Customer Deposits, and SECTION 2.26(IV), Financial Condition as of Effective Date, with respect to the funding of such deposits.

6. Any Claims in connection with, arising from or relating to a breach of the representations or warranties in SECTION 2.5, Title to Stock.